"BRUCE FUND, INC."
			     SCHEDULE OF INVESTEMENTS
				"June 30, 2004"

COMMON STOCKS (47.21%)

No. of Shares	Issue		          Cost	Market Value

	Property-Casualty Insurance (3.54%)
"5,000"		RLI Corp.   	       "$134,836"       "$182,500"
"492,500"		*Gainsco		         "142,161"	"344,750"

	Pharmacuetical/Drug Delivery (12.11%)
"17,600"		*Atrix Labs	        "176,311"	"603,328"
"25,000"		*Elan		            "51,789"	"618,500"
"11,000"		*Sepracor		         "366,024"	"581,900"

	Life Science Products (1.34%)
"10,000"		*Serologicals	           "69,847"	"199,900"

	Health Services (6.56%)
"10,071"		*Assisted Living	         "60,771"	"104,738"
"108,000"		*Health Grades	         "15,225"	"156,600"
"18,000"		*America Service Group  "104,904"	"625,500"
"20,000"		*Radiologix	          "42,400"	"90,400"

	Business Services (9.26%)
"50,000"		*Darling International	           182,035"	"210,000"
"75,000"		*Danka Business Systems"305,629"	"338,250"
"20,000"		*Internet Capital Group       "141,996"	"154,000"
"150,000"		*Open TV		          "390,785"	"310,500"
"149,500"		*Private Business	           "336,228"	"366,275"

	Energy Services (3.34%)
"50,000"		*Capstone Turbine	         "121,710"	"108,000"
"24,000"		"*Team, Inc."	           "64,920"	"388,560"

	Transportation (6.54%)
"25,600"		*Amerco		        "345,018"	"605,696"
"244,180"		*Rural Metro	        "332,344"	"368,667"

	Rubber Manufacturing (1.64%)
"162,900"		*AirBoss of America        284,945"	"244,350"

	Electronics Manufacturing (1.22%)
"24,665"		*Reptron Electronics	        102,353"	"181,781"

	Mineral Exploration (1.65%)
"140,000"		*Crown Resources 	       "108,000"	"245,000"

Total Common Stocks	                       3,880,231"	"7,029,195"


PREFERRED STOCK (5.76%)

	Power Producers (5.76%)

"10,000"		AES Convt. C 6.75%             "331,030"	"420,600"
"10,000"		Calpine 5.0% due 8-1-2005  "304,275"	"437,500"

	Total Preferred Stocks	              "635,305"	"858,100"


BONDS (36.30%)

Principal		Issue			Cost	Market Value

	U.S. Government (6.99%)
"$4,000,000""U.S. Treasury ""Strips"" bp due 8-15-2028"
			                                "967,805"	"1,040,000"

	Municipal (4.67%)
"$1,000,000"*Indianapolis Airport Auth. 6.5% due 11-15-2031
                                     		             "295,180"	"280,000"
"$500,000"Robbins 7.25% due 10-15-2024          "344,500"	"360,000"
"$100,000"Robbins 0% due 10-15-2009  	"54,000"	"55,000"

	 Total Municipal Bonds		"693,680"	"695,000"

	Corporate (4.73%)
"$155,782"Reptron 7.00% due 3-3-2009		"64,647"	"143,320"
"$150,000"Rural Metro 7.875% due 3-15-2008	"55,500"	"132,000"
"$300,000"*Cone Mills 8.125% due 3-15-2005 (flat)	"109,500"	"43,500"
"$400,000"Titan Intl. 8.75% due 4-01-2007	"301,500"	"386,000"

	Total Corporate Bonds		"531,147"	"704,820"

	Corporate Convertibles (19.91%)
"$100,000"Cubist 5.5% due 11-1-2008		"55,880"	"91,500"
"$500,000"Emeritus 6.25% due 1-1-2006	"408,000"	"450,000"
"$200,000"Silcon Graphics 6.125% due 2-1-2011	"76,000"	"154,000"
"$500,000"PMA Group 4.25% due 9-30-2022	"422,000"	"475,000"
"$1,200,000"*Adelphia 6.00% due 2-15-2006(flat)	"546,125"	"450,000"
"$100,000"Curagen 6.00% due 2-2-2007		65,000"	"97,500"
"$200,000"Calpine 4.75% due 11-15-2023	"162,000"	"173,500"
"$2,500,000"*Kellstrom 5.5% due 6-15-2003(liquidating)"143,750"150,000"
"$1,000,000"*Kellstrom 5.75% due 10-15-2002(liquidating)"53,750""60,000"
"$700,000"Ibasis 6.75% due 6-18-2009		"153,000"	"738,500"
"$200,000"Level 3 Comm. 6.00% due 3-15-2010	"34,000"	"125,000"

Total Corporate Convertibles		        "2,119,505"	"2,965,000"

Total Bonds		                        "$4,312,137"    "$5,404,820"

Total Investments (89.28%)		"$8,827,673"	"$13,292,115"

"Cash, other assets less liabilities (10.72%)"		"$1,596,681"

	TOTAL NET ASSETS (100%)	                               "$14,888,796"

The accompanying notes to financial statements
 are an integral part of this schedule.
*Non-cash income producing